As filed with the Securities and Exchange Commission on March 15, 2007

Registration No. 333-______

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

EXACT SCIENCES CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation or Organization)

02-0478229
(I.R.S. Employer Identification No.)

EXACT Sciences Corporation
100 Campus Drive
Marlborough, Massachusetts 01752

 (Address of Principal Executive Offices) (Zip Code)

2000 Stock Option and Incentive Plan
(Full Title of the Plan)

Don M. Hardison
Chief Executive Officer and President
EXACT Sciences Corporation
100 Campus Drive
Marlborough, Massachusetts 01752
(Name and Address of Agent for Service)

(508) 683-1200
(Telephone Number, Including Area Code, of Agent For Service)

Copies to:

William J. Schnoor, Esq.
Goodwin Procter LLP
Exchange Place
Boston, Massachusetts 02109
(617) 570-1000

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(3)
2000 Stock Option and Incentive Plan Common Stock, par value $0.01 per share	1,343,168	$2.45	$3,290,761.60	$101.03

(1)             In addition, pursuant to Rule 416(a), this Registration Statement also covers such indeterminate number of additional shares of Common Stock as is necessary to eliminate any dilutive effect of any future stock split, stock dividend or similar transaction.

(2)             The price of $2.45 per share, which is the average of the high and low price of the Common Stock of the Registrant as reported on the Nasdaq Global Market on March 14, 2007, is set forth solely for purposes of calculating the filing fee pursuant to Rules 457(c) and (h) of the Securities Act of 1933, as amended, and has been used as these shares are without a fixed price.

(3)             Calculated pursuant to Section 6(b) of the Securities Act of 1933, as amended.

This Registration Statement registers additional securities of the same class as other securities for which registration statement filed on Form S-8 (SEC File No. 333-54618) of the Registrant is effective.  The information contained in the Registrant’s registration statement on Form S-8 (SEC File No. 333-54618) is hereby incorporated by reference pursuant to General Instruction E.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.  Exhibits.

Exhibit No.	Description of Exhibit

5.1	Opinion of Goodwin Procter LLP

23.1	Consent of Goodwin Procter LLP (included in Exhibit 5.1)

23.2	Consent of Independent Registered Public Accounting Firm

24.1	Power of Attorney (included as part of the signature page of this Registration Statement)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Marlborough, Commonwealth of Massachusetts, on March 15, 2007.

EXACT SCIENCES CORPORATION

By:	/s/ Don M. Hardison
Don M. Hardison
President and Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES

We, the undersigned officers and directors of EXACT Sciences Corporation (the “Company”), hereby severally constitute and appoint Don M. Hardison and Jeffrey R. Luber, and each of them singly, our true and lawful attorneys, with full power to them, and to each of them singly, to sign for us and in our names in the capacities indicated below, any and all amendments to this Registration Statement, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, and generally to do all things in our names and on our behalf in such capacities to enable the Company to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on March 15, 2007:

Signature	Title(s)

/s/ Don M. Hardison	President, Chief Executive Officer and Director
Don M. Hardison	(Principal Executive Officer)

/s/ Jeffrey R. Luber	Senior Vice President, Chief Financial Officer,
Jeffrey R. Luber	Treasurer, General Counsel and Secretary
(Principal Financial Officer)

/s/ Charles R. Carelli, Jr.	Vice President Finance
Charles R. Carelli, Jr.	(Principal Accounting Officer)

/s/ Sally W. Crawford	Director
Sally W. Crawford

/s/ Patrick J. Zenner	Director
Patrick J. Zenner

/s/ Connie Mack, III	Director
Connie Mack, III

/s/ Edwin M. Kania, Jr.	Director
Edwin M. Kania, Jr.

/s/ Lance Willsey, MD	Director
Lance Willsey, MD

INDEX TO EXHIBITS

Exhibit No.	Description of Exhibit

5.1	Opinion of Goodwin Procter LLP

23.1	Consent of Goodwin Procter LLP (included in Exhibit 5.1)

23.2	Consent of Ernst & Young LLP

24.1	Power of Attorney (included as part of the signature page of this Registration Statement)